SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    August 1, 2003

SpeechWorks International, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-31097	04-3239151
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

695 Atlantic Avenue Boston, Massachusetts	02111
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:    (617) 428-4444

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events and Required FD Disclosure.

On August 1, 2003, SpeechWorks International, Inc. (“SpeechWorks”) engaged The Proxy Advisory Group of Strategic Stock Surveillance, LLC, to assist in the solicitation of proxies for the upcoming special meeting of SpeechWorks stockholders, which has been called to vote upon the approval of the proposed merger of SpeechWorks and a wholly-owned subsidiary of ScanSoft, Inc. (“ScanSoft”) and the adoption of an Agreement and Plan of Reorganization, dated as of April 23, 2003, by and among SpeechWorks, ScanSoft and the wholly-owned subsidiary of ScanSoft. The meeting is scheduled to be held on Monday, August 11, 2003 at 10:00 am Eastern time. The Proxy Advisory Group of Strategic Stock Surveillance, LLC will be entitled to the payment of fees and the reimbursement of customary expenses by SpeechWorks in connection with this solicitation, which are not expected to exceed $15,000 in the aggregate. Attached as Exhibit 99.1 to this Current Report on Form 8-K is a supplemental letter that SpeechWorks expects to mail to certain SpeechWorks stockholders that have not yet voted in connection with the merger.

Also, on August 1, 2003, ScanSoft engaged The Proxy Advisory Group of Strategic Stock Surveillance, LLC, to assist in the solicitation of proxies for the upcoming special meeting of ScanSoft stockholders, which has been called to vote upon, among other things, the issuance of shares of ScanSoft common stock in connection with the proposed merger of SpeechWorks and a wholly-owned subsidiary of ScanSoft. The meeting is scheduled to be held on Monday, August 11, 2003 at 10:00 am Eastern time. The Proxy Advisory Group of Strategic Stock Surveillance, LLC will be entitled to the payment of fees and the reimbursement of customary expenses by ScanSoft in connection with this solicitation, which are not expected to exceed $6,000 in the aggregate.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: August 4, 2003.	SPEECHWORKS INTERNATIONAL, INC.

	By:	/s/ RICHARD J. WESTELMAN
Richard J. Westelman Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Form of supplemental letter to SpeechWorks International, Inc. stockholders.